Medovex Corporation Names William E. Horne Chief Executive Officer and Chairman of the Board

Seasoned Healthcare Industry Veteran, Founder and Former Chief Executive Officer of Laser Spine Institute to Lead Company Growth Initiative

ATLANTA October 9, 2018 (GLOBE NEWSWIRE) - Medovex Corp. (OTCQB: MDVX), (“Medovex” or the “Company”), the developer of the DenerveX® System, a new and novel device designed for enduring relief of Facet Joint Syndrome related to chronic back pain, a non-addictive, non-opioid drug alternative capable of restoring a patient to a more normal and active lifestyle, today announced that it has named William “Bill” Horne as the Company’s Chief Executive Officer and Chairman of its Board of Directors.

Bill Horne is a founder and former Chief Executive Officer and Chairman of the Board of Laser Spine Institute. From 2005 to 2015, Horne served as the company’s CEO, expanding the homegrown organization from one facility with nine employees, to seven state-of-the-art surgery centers with more than 1,000 employees across six states, while driving annual revenues as high as $288M during his tenure. In his role as Chairman of the Board, he led the strategic direction of the company, which has made it possible for more than 75,000 patients to take back their lives from chronic pain with its minimally invasive spine procedures.

Horne’s desire to found and cultivate Laser Spine Institute was derived from an extremely personal place, his own experience. Horne himself suffered from chronic back pain before having his own minimally invasive spine surgery. That experience drove him to found Laser Spine Institute. He believed in creating a company that offered relief from chronic neck and back pain coupled with a superior patient experience.

Bill Horne stated, “I’m excited to join Medovex at what I view as an opportunistic time. I’ve long felt that the Company’s DenerveX System represented a highly disruptive longer-term solution to chronic lower back pain associated with the Facet Joint, a sizeable market opportunity that continues to see large growth. Importantly, it’s a market I’m intimately familiar with, having been one of the founders of Laser Spine Institute.”

Horne continued, “My initial goal as CEO of Medovex will be to immediately pursue both synergistic and accretive opportunities that have the potential of achieving near-term greater scale, while best positioning us to leverage that increased scale with the intent of unlocking and maximizing the true value of the DenerveX System. I look forward to hitting the ground running and executing our plan, solely focused on building measurable shareholder value.”

Jarrett Gorlin, Medovex’s outgoing Chief Executive Officer, stated, “Bill’s proven track record as a leader in multiple industries including healthcare speaks for itself. To say we are excited to have attracted such a highly accomplished CEO and Chairman would be an understatement. Our entire management team and board of directors is confident in Bill’s vision, experience and track record of building enterprise value. Together we believe the decision to name him our new CEO and Chairman is in the best of interest of our shareholders.”

About Medovex

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company’s first pipeline product, the DenerveX System, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Medovex believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the company’s filings with the U.S. Securities and Exchange Commission. Thus, actual results could be materially different. Medovex expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

●	Medovex Corp.
Jason Assad
678-570-6791
Jassad@medovex.com